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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  Exhibit 21.1 - Subsidiaries of the Company


Subsidiary                                State of Incorporation
----------                                -----------------------

Ozark Automotive  Distributors, Inc.             Missouri
Greene County Realty Co.                         Missouri
O'Reilly II Aviation, Inc.                       Missouri

One hundred percent of the capital stock of each of the above listed subsidiaries is directly owned by O'Reilly Automotive, Inc.

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